UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

BUSCAR COMPANY

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-174872	27-3191889
(Commission File No.)	(IRS Employer Identification No.)

4325 GLENCOE AVE STE C9 MARINA DEL REY CA 90292-9991

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant’s telephone number, including area code)

 __________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

1.       The company entered its two foals Milania 17 and Sweet Dream 17 into the Keenleand November sale. Milania 17 was sired by Pioneerof the Nile. Pioneerof the Nile’s 2016 weanlings averaged $337,500 at auctions. Sweet Dream 17 was sired by Street Sense. Street Sense’s weanlings colts sold for a median price of $130,000 in 2016.

2.       The Company’s mare Sweet Dream’s is in foal to a colt with Tapit. Tapit was the leading sire in 2016, 2015 and 2014. More info on Tapit can be found at http://gainesway.com/stallions/tapit/. The foal is expected to be sold at the 2018 Keeneland November sale.

3.       The Company’s mare Sweet Dreams is in foal with American Pharoah. The foal is expected to be sold at the 2018 Keeneland November sale.

4.       The Company agreed to stud Milania to War Front and paid a $300,000 stud fee. Additionally, the company purchased insurance in case the Milania didn’t get pregnant. On August 1, 2017, the company notified its insurance company that Milania didn’t get pregnant with War Front after 4 breeding sessions. As a result, the Company will receive a check for $300,000 from its insurance company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Buscar Company

Dated: August 4, 2017	By:	/s/ Anastasia Shishova
Name: Anastasia Shishova
Title: CEO

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